UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2024

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
As of February 1, 2024, Blue Owl Credit Income Corp. (f/k/a Owl Rock Core Income Corp.) (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of February 1, 2024 (number of shares finalized on February 23, 2024)	1,759,201	$16,730,000

Item 8.01. Other Events.

Distribution
On February 21, 2024, the Company’s board of directors declared the monthly distributions payable on or before March 29, 2024, April 30, 2024 and May 31, 2024 to shareholders of records as of February 29, 2024, March 29, 2024, and April 30, 2024. The amount of each such monthly distribution was as follows:

Class of Common Shares	Gross Distribution	Shareholder Servicing Fee(1)	Net Distributions(1)
Class I	$0.0701	$0.0000	$0.0701
Class S	$0.0701	$0.0068	$0.0633
Class D	$0.0701	$0.0020	$0.0681

(1)	Based on January 31, 2024 net asset value.
On February 21, 2024, the Company’s board of directors declared the following special distributions payable on or before April 30, 2024 to shareholders of record as of March 29, 2024:

Class of Common Shares	Gross Distribution		Shareholder Servicing Fee	Net Distributions
Class I	$0.0327	(special distribution)	$0.0000	$0.0327
Class S	$0.0327	(special distribution)	$0.0000	$0.0327
Class D	$0.0327	(special distribution)	$0.0000	$0.0327

Status of the Offering
The Company is currently publicly offering on a continuous basis up to $9.5 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis of up to $2.5 billion (the “Initial Offering” and together with the Current Offering, the “Offering”) in Shares. Additionally the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Common Shares	354,951,979	$3,316,503,320
Class D Common Shares	79,549,373	$737,759,909
Class I Common Shares	580,879,980	$5,383,909,792
Private Offering
Class I Common Shares	31,712,829	$294,198,192
Total Offering and Private Offering*	1,047,094,161	$9,732,371,213

*
Includes seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (f/k/a Owl Rock Capital Advisors LLC) (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser.

Recent Blue Owl Credit Transaction Highlights1
In January 2024, Blue Owl Capital’s Credit platform (“Blue Owl”) closed on a $976 million senior secured credit facility for Gerson Lehrman Group, Inc. (“GLG”) to refinance existing debt. Blue Owl served as Lead Arranger on the transaction, maintained its role as Administrative Agent and remains the largest lender to GLG. GLG has been a Blue Owl investment since December 2018, when we led a recap financing for GLG, which was subsequently upsized in 2020 and 2021. GLG is a tech-enabled, leading provider of expert network services globally, which connects business users across financial services, professional services, and corporate verticals with a large universe of industry professionals for primary research and due diligence purposes.

(1)	The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, that are part of Blue Owl’s Credit platform. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.
February 1, 2024 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The February 1, 2024 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of January 31, 2024, plus applicable maximum upfront sales load.

	Net Asset (per share)	Maximum Offering Price (per share)
Class S	$9.49	$9.82
Class D	$9.50	$9.64
Class I	$9.51	$9.51
The average debt-to-equity leverage ratio during the month-to-date period ended January 31, 2024 was 0.82x. The table below summarizes the company’s committed debt capacity and drawn amounts as of January 31, 2024.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,945,000	$943,502
SPV Asset Facility I	525,000	200,000
SPV Asset Facility II	1,800,000	1,718,000
SPV Asset Facility III	1,000,000	522,000
SPV Asset Facility IV	500,000	250,000
SPV Asset Facility V	300,000	200,000
SPV Asset Facility VI	750,000	160,000
CLO VIII	290,000	290,000
CLO XI	260,000	260,000
CLO XII	260,000	260,000
CLO XV	312,000	312,000
March 2025 Notes	500,000	500,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000
September 2027 Notes	600,000	600,000
June 2028 Notes	650,000	650,000
January 2029 Notes	550,000	550,000
March 2031 Notes	750,000	—
Total Debt	$11,842,000	$8,265,502

Of the Company’s committed debt capacity, $7.8 billion (66.3%) is in secured floating rate leverage and $4.0 billion (33.7%) is in unsecured fixed rate leverage. Of the Company’s $4.0 billion unsecured fixed rate leverage, $1.9 billion is hedged by centrally cleared interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

Portfolio Update
As of January 31, 2024, we had debt investments in 286 portfolio companies with an aggregate par value of $16.3 billion. As of January 31, 2024, based on par value, our portfolio consisted of 84.7% first lien debt investments, 5.9% second lien debt investments, 1.4% unsecured debt investments, 4.1% preferred equity investments, 2.4% common equity investments, and 1.5% joint ventures. As of January 31, 2024, 98.4% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of January 31, 2024.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$2,386,824	14.6%
Internet software and services	2,188,706	13.5%
Insurance	1,428,726	8.8%
Food and beverage	1,025,389	6.3%
Professional services	960,228	5.9%
Business services	915,794	5.6%
Healthcare technology	879,794	5.4%
Manufacturing	854,731	5.3%
Healthcare equipment and services	749,556	4.6%
Containers and packaging	538,933	3.3%
Financial services	519,124	3.2%
Distribution	509,405	3.1%
Specialty retail	343,127	2.1%
Consumer products	337,389	2.1%
Infrastructure and environmental services	323,500	2.0%
Buildings and real estate	323,344	2.0%
Advertising and media	319,523	2.0%
Household products	314,828	1.9%
Chemicals	269,049	1.7%
Asset based lending and fund finance	228,466	1.4%
Transportation	162,407	1.0%
Leisure and entertainment	141,866	0.9%
Human resource support services	134,583	0.8%
Automotive	134,366	0.8%
Education	129,301	0.8%
Aerospace and defense	77,387	0.5%
Telecommunications	69,317	0.4%
Energy equipment and services	5,991	0.0%
Total	$16,271,654	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: February 26, 2024	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer